UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 18, 2020

Date of Report (Date of earliest event reported)

KEMIAO GARMENT HOLDING GROUP

(Exact name of registrant as specified in its charter)

Nevada	333-161941	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6910 S. Cimarron Rd., Suite 240 Las Vegas, NV	89114
(Address of principal executive offices)	(Zip Code)

(86) 021-38932525

Registrant’s telephone number, including area code

______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 18, 2020, the Registrant’s Board of Directors entered into a Debt Conversion Agreement (the “Agreement”) with World Capital Holding Limited (“WCHL”). As per the terms of the Agreement, WCHL has agreed to accept 40,000,000 shares of restricted common stock (the “Debt Shares”) of Kemiao Garment Holding Group. (the “Company”), in satisfaction of monies due to WCHL for all payments made to third party creditors by WCHL on behalf of the Company. Following execution of the Agreement and issuance of the stock, the total debt owed to WCHL will be paid in full, including principal and accrued interest. (See Exhibit 10.1)

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Exhibits.

10.1 Debt Conversion Agreement, between the Company and World Capital holding Limited dated February 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemiao Garment Holding Group

DATE: March 6, 2020

By:/s/ Yinpang Sheng

Name: Yinpang Sheng

Title: President